EXHIBIT 16


                                    ARTHUR
                                   ANDERSEN


                                                 -----------------------------
                                                 Arthur Andersen LLP

                                                 -----------------------------
                                                 8000 Towers Crescent Drive
                                                 Vienna VA 22182-2735
                                                 703-734-7300


August 28, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K dated August 24, 1998, of Infodata Systems, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


cc:  Mr. Christopher Dettmar, CFO, Infodata Systems, Inc.